UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of report (Date of earliest event reported) April 1, 2010
PHI, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Louisiana (State or other jurisdiction of incorporation)	0-9827 (Commission File Number)	72-0395707 (IRS Employer Identification Number)

2001 SE Evangeline Thruway, Lafayette, Louisiana (Address of Principal Executive Offices)	70508 (Zip Code)
(337) 235-2452
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective April 1, 2010, PHI, Inc. (the “Company”) appointed Lance F. Bospflug, 55, as President. He will continue to report to Mr. Gonsoulin, Chairman and CEO. Mr. Bospflug, who is also a director of the Company, continues as the Company’s Chief Operating Officer, a position held since February 2009. Previously, beginning September 2008, Mr. Bospflug was employed by the Company for special projects, reporting directly to Al A. Gonsoulin, our Chairman and CEO. From May 2004 to September 2008, Mr. Bospflug was self employed.
     Mr. Bospflug’s current annual salary is $543,000 and he participates in the annual incentive compensation plan and the officer’s deferred compensation plan. Mr. Bospflug is eligible for the same insurance and welfare benefits as other employees, and while employed will not receive any additional compensation for his service on the Company’s board.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI, Inc.
Date: April 7, 2010	By:	/s/ Michael J. McCann
		Name:	Michael J. McCann
		Title:	Chief Financial Officer